SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           December 2, 2005

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________      _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
         Incorporation)                 File Number)      Identification No.)


823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                      (Zip Code)


(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


                               Not Applicable
______________________________________________________________________________
          (Former Name or Former Address if Changed Since Last Report)



Item 2.01  -  Completion of Acquisition or Disposition of Assets.

     On December 2, 2005, the Trust completed the sale of the 256-unit Fox Run apartment community located in Indianapolis, Indiana, to an unrelated buyer. The selling price was $7,273,750, before realtor commissions of $298,750 and other expenses of sale. The sale was made pursuant to a contract to sell the property for $6,975,000, net of realtor fees, dated December 7, 2004. The buyer in LDG-Fox Run, L.P., an entity controlled by Chris Dischinger of Louisville, Kentucky.

     The selling price, less expenses of sale, for Fox Run exceeded its carrying value by approximately $1,400,000, and exceeded the current mortgage debt and other related liabilities by approximately $3,250,000. Throughout 2005, Fox Run was classified as "Held for Sale", and the results of its operations were reported as income from discontinued operations.

     The net proceeds from the sale are held by a qualified intermediary for reinvestment in replacement property in accordance with provisions of Internal Revenue Code Section 1031. If, from the date Fox Run was sold, the Trust identifies replacement property within 45 days and acquires such property within 180 days, all or a portion of the realized gain will reduce the carrying value of the replacement property and will not be recognized for tax purposes. The Trust has not identified acceptable replacement property.

     Any decision regarding the use of the Fox Run sale proceeds may be influenced by strategic considerations as well as by the availability of acceptable replacement property. As previously disclosed, the Trust has engaged City Securities Corporation, Indianapolis, Indiana, to act as the Trust's financial advisor in reviewing and analyzing the financial aspects of various strategic alternatives which may become available to the Trust.







                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST




December 7, 2005                     By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer